UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. 1)

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IMAGE ENTERTAINMENT, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AMENDMENT TO

PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS

OF

IMAGE ENTERTAINMENT, INC.

The following amends and restates the chart set forth under Security Ownership of Certain Beneficial Ownership and Management on page 6 of the definitive Proxy Statement of Image Entertainment, Inc. dated July 29, 2004, as filed with the Securities and Exchange Commission on July 30, 2004.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the shares of common stock beneficially owned or deemed to be beneficially owned as of July 26, 2004 by: (i) each person known to the Company to be the beneficial owner of more than 5% of the common stock of the Company, (ii) each director of the Company, (iii) each executive officer named in the Summary Compensation Table set forth in the Executive Compensation section, and (iv) all directors and officers as a group:

Name(1)	Common Stock Beneficially Owned(2)(3)	Percent of Class(4)
Image Investors Co.(5)	6,069,767	33.03%
Standard Broadcasting Corp. Ltd.	2,071,513	11.17%
RS Investment Management LP	1,720,500	9.41%
Martin W. Greenwald(6)	1,189,053	6.38%
David Borshell	204,301	1.11%
Jeff M. Framer	173,514	*
Ira S. Epstein(7)	94,720	*
M. Trevenen Huxley	41,720	*
Robert J. McCloskey	10,000	*
All directors and executive officers as a group (6 persons)	1,713,308	8.97%

*Less than 1%

Notes to Beneficial Ownership Table:

(1)                                  The mailing address of Image Investors Co. is c/o Metromedia Company, One Meadowlands Plaza, East Rutherford, NJ  07073.  The mailing address of Standard Broadcasting Corporation Limited is 2 St. Clair Avenue West, Suite 1100, Toronto, Ontario, Canada M4V 1L6.  The mailing address of RS Investment Management LP is 388 Market Street, Suite 1700, San Francisco, CA  94111.  The mailing address of the other individuals listed is c/o Image Entertainment, Inc., 20525 Nordhoff Street, Suite 200, Chatsworth, CA  91311.

(2)                                  The number of shares beneficially owned includes shares of common stock in which a person has sole or shared voting power and/or sole or shared investment power.  Except as noted below, each person named reportedly has sole voting and investment powers with respect to the common stock beneficially owned by that person, subject to applicable community property and similar laws.  On July 26, 2004, there were 18,277,597 shares of common stock, no par value, outstanding.

(3)                                  The number of shares listed as beneficially owned by each named person (and the directors and executive officers as a group) includes shares of common stock underlying options and rights (including warrants) vested as of or vesting within 60 days after July 26, 2004, as follows:

	Options	Warrants
Image Investors Co.	0	100,000
Standard Broadcasting Corp. Ltd.	0	270,198
Mr. Greenwald	367,464	0
Mr. Borshell	183,894	0
Mr. Framer	154,733	0
Mr. Epstein	80,000	0
Mr. Huxley	35,000	0
Mr. McCloskey	10,000	0
All directors and executive officers as a group (6 persons)	831,091	370,198

(4)                                  Common stock not outstanding but which underlies options and rights (including warrants) vested as of or vesting within 60 days after July 26, 2004 is deemed to be outstanding for the purpose of computing the percentage of the common stock beneficially owned by each named person (and the directors and executive officers as a group), but is not deemed to be outstanding for any other purpose.

(5)                                  All of the shares of common stock are held of record by Image Investors Co. (“IIC”).  The shares of common stock listed in the table as beneficially owned by IIC may also be deemed to be beneficially owned by John W. Kluge and Stuart Subotnick by virtue of their being directors, executive officers and the only shareholders of IIC.  Messrs. Kluge and Subotnick have shared voting and investment powers with respect to the shares.  Amendment No. 11 (dated December 30, 1992) to a Schedule 13D, dated July 18, 1988, filed on behalf of IIC, John W. Kluge, and Stuart Subotnick, states that IIC and Messrs. Kluge and Subotnick each “disclaims membership in a group, although a group might be deemed to exist.”

(6)                                  Includes 50% of 1,030 shares of common stock held of record by Momandad, Inc., a corporation of which Mr. Greenwald and Stuart Segall (former director) are the sole shareholders.  With respect to these shares, Messrs. Greenwald and Segall share voting and investment powers.

(7)                                  Includes 2,000 shares of common stock held by Mr. Epstein’s Keogh plan.

By Order of the Board of Directors,
IMAGE ENTERTAINMENT, INC.

DENNIS HOHN CHO, ESQ.
Corporate Secretary

Chatsworth, California
August 2, 2004